As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTBRIDGE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	91-1975651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address, including zip code, of principal executive offices)

Lightbridge Corporation 2020 Omnibus Incentive Plan

(Full title of the plans)

Seth Grae

President and CEO

Lightbridge Corporation

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(571) 730-1200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David R. Crandall

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202

(303) 899-7300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Lightbridge Corporation, a Nevada corporation (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-254717) and post effective amendments to existing Registration Statements on Form S-8 (File Nos. 333-229138, 333-218796 and 333-135842) with the Securities and Exchange Commission (the “Commission”) on March 25, 2021 (collectively, the “Original Filings”), in connection with the Lightbridge Corporation 2020 Omnibus Incentive Plan, as amended and restated (together with previous versions of such plan, the “Plan”). This Registration Statement registers 1,150,000 additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), to be issued pursuant to the Plan, as approved by the Registrant’s shareholders on May 18, 2023 and October 27, 2022. The contents of the Original Filings, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 30, 2023;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 11, 2023, and the quarter ended June 30, 2023, filed with the Commission on July 31, 2023;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 3, 2023, May 19, 2023 and September 6, 2023; and

(c)

The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A filed on July 18, 2006, as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit Number	Description

4.1	Lightbridge Corporation 2020 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix A to the definitive proxy statement filed on April 3, 2023).

4.2	Form of Non-Statutory Stock Option Agreement for Employees under the 2020 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.12 to the Form 10-K filed by the Company on March 25, 2021).

4.3	Form of Restricted Stock Unit Award Agreement for Employees under the 2020 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.13 to the Form 10-K filed by the Company on March 25, 2021).

4.4

Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the 2020 Omnibus Incentive Plan. (incorporated by reference to Exhibit 10.14 to the Form 10-K filed by the Company on March 25, 2021).

4.5	Form of Restricted Stock Award Agreement under the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Form 10-K filed by the Company on March 31, 2022).

4.6	Articles of Incorporation of Lightbridge Corporation, as amended through October 27, 2022 (incorporated by reference to Exhibit 3.1 to the Form 10-K filed by the Registrant on March 30, 2023).

4.7	Amended and Restated Bylaws of Lightbridge Corporation, as amended through November 4, 2021 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed by the Registrant on November 8, 2021).

5.1*	Opinion of Gary R. Henrie, Esq.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1).

24*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on the 28th day of September, 2023.

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Seth Grae and Larry Goldman, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 28, 2023.

Signature	Title

/s/ Seth Grae	Chief Executive Officer, President and Director (Principal Executive Officer)
Seth Grae

/s/ Larry Goldman	Chief Financial Officer (Principal Financial and Accounting Officer)
Larry Goldman

/s/ Thomas Graham, Jr.	Director
Thomas Graham, Jr.

/s/ Sweta Chakraborty	Director
Sweta Chakraborty

/s/ Jesse Funches	Director
Jesse Funches

/s/ Sherri Goodman	Director
Sherri Goodman

/s/ Daniel B. Magraw	Director
Daniel B. Magraw

/s/ Mark Tobin	Director
Mark Tobin

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